Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated September 17, 2025, relating to the financial statements of k2 Capital Acquisition Corp as of August 19, 2025 and for the period from August 1, 2025 (inception) through August 19, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

September 17, 2025